UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 19, 2023
MID PENN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.
FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 19, 2023, Albert J. Evans and Joel L. Frank have been appointed to serve as directors of Mid Penn Bancorp, Inc. (“Mid Penn”). Messrs. Evans and Frank previously served as directors of Mid Penn Bank, the wholly-owned bank subsidiary of Mid Penn, since November 30, 2021 and August 1, 2018, respectively, having been appointed to such position in connection with the acquisitions of Riverview Financial Corporation by Mid Penn in November 2021 and First Priority Financial Corporation in August 2018, respectively. Each is independent as determined in accordance with The Nasdaq Stock Market LLC’s corporate governance listing standards.

Set forth below are the names, ages and certain other biographical information with regard to the new directors, as well as the class to which each has been appointed.

Albert J. Evans, 56, President, Fanelli, Evans & Patel, P.C.

(Class A - Term Expiring 2026)

Mr. Evans is a trial attorney with the law firm of Fanelli, Evans & Patel, P.C. of Pottsville, Pennsylvania, for more than 29 years, and is the President of the law firm. He is licensed to practice law in the states of Pennsylvania and New Jersey. He is a Board Member of the Pennsylvania Trial Lawyers Association, a Diplomat of the American Association for Justice, and a Delegate for the Pennsylvania Bar Association in 2007-2008. He also serves on the Lawyers Advisory Committee for the United States District Court for the Middle District of Pennsylvania and is President of the Schuylkill County Bar Association. Mr. Evans has been involved in numerous complex litigations and is a member of the Million Dollar Advocates forum. He was selected as a Super Lawyer in 2019 and 2020. Mr. Evans is also a Eucharistic Minister. Mr. Evans’s qualifications to serve on the Mid Penn Board of Directors include his prior service on the boards of Riverview and the Union Bank and Trust Company and extensive legal experience, including having served as counsel to a financial institution and experience with acquisitions and corporate legal matters.

Mr. Evans has been appointed to serve on the following committee(s): Compensation Committee and Information Technology/Compliance Committee.

Joel L. Frank, 61, Managing Partner, Lamb McErlane PC

(Class A – Term Expiring 2026)

Mr. Frank is Chairman, Managing Partner and Executive Committee Chairman of Lamb McErlane PC, in West Chester, PA, concentrating his practice in commercial and civil litigation in state and federal courts and election law, as well as attorney discipline, judicial discipline and ethical matters. He is rated “AV Preeminent” by Martindale-Hubbell and has been named a Pennsylvania Super Lawyer for general litigation every year starting in 2005, which is an annual recognition obtained by only 5% of Pennsylvania’s attorneys. Mr. Frank provides general counseling to a number of business and individual clients and often serves as an arbitrator and mediator. Prior to joining Lamb McErlane, he was a partner at a large Center City Philadelphia law firm. Mr. Frank serves as Chair of the National Board of Directors for Alex’s Lemonade Stand Foundation and is on the Board of Directors of the Zoological Society of Philadelphia (Philadelphia Zoo). He is a Commissioner on the Pennsylvania State Athletic Commission. He for years has served as the Solicitor for the Chester County Police Chiefs Association. The Mid Penn Board of Directors has determined that Mr. Frank’s legal expertise and extensive community involvement qualify him to serve on the Board.

Mr. Frank has been appointed to serve on the following committee(s): Executive Committee and Information Technology/Compliance Committee.

In accordance with Mid Penn’s outside director fee schedule for 2023, Messrs. Evans and Frank will each be entitled to receive an annual retainer for their service as a director. Additionally, and subject to applicable eligibility requirements, each individual is eligible to participate in Mid Penn’s 2023 Stock Incentive Plan and Director Deferred Fee Plan, the terms of which are described under the heading “Compensation of the Board” and “Proposal 3 – Approval of the Mid Penn Bancorp, Inc. 2023 Stock Incentive Plan” beginning on pages 7 and 49, respectively, of Mid Penn’s Definitive Proxy

Statement on Schedule 14A filed with the SEC on March 23, 2023. That summary is incorporated herein by reference. Directors may also participate in Mid Penn’s Director Stock Purchase Plan, the terms of which are described in Mid Penn’s Current Report on Form 8-K, filed with the SEC on May 31, 2017, and incorporated herein by reference.

Copies of the press releases announcing the appointment of Messrs. Evans and Frank are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

99.1 Evans Press Release issued May 25, 2023.

99.2 Frank Press Release issued May 25, 2023.

104 Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: May 25, 2023	By:	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer